Exhibit 99.2
Second Quarter Fiscal Year 2006 January 26, 2006 This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). These statements are based on a number of assumptions concerning future events and are subject to numerous risks, uncertainties and other factors, many of which are outside the Company's control. The anticipated results described in the forward-looking statements could be materially different from the actual events and results. For a description of these risks, uncertainties and other factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent quarterly report on Form 10-Q filed November 9, 2005 under the caption "Risks Related to our Business". ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise. The information regarding our just announced tender offer in these slides is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission's website at www.sec.gov or from the Company's information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Mark King Chief Executive Officer

Quarterly Highlights Accelerated internal revenue growth in both segments Achieved record new business bookings Continued strong sales pipeline Maintained exceptional cash flow metrics Completed Government divestiture / acquisition Launched new initiatives / restructuring Announced significant share repurchase plan Slide #1

Q2 FY05 Q2 FY06 East 543 563 Revenue Summary ($ in millions) Q2FY05 Q2FY06 East 1027 1347 $1,027 $1,348 31% Total Q2 FY05 Q2 FY06 East 484 785 $485 $785 62% Commercial $542 4% $563 Government Internal Revenue Growth = 9% Internal Revenue Growth = 1% Internal Revenue Growth = 18% Slide #2 Differences in schedule due to rounding

Earnings Per Share Slide #3 (1) - Q2FY05 results did not include stock option expense as the Company began expensing stock options effective July 1, 2005. The proforma impact of expensing stock options in the prior year quarter would have resulted in reported GAAP EPS being decreased by approximately $0.04. (2) - The impact of stock option expense for Q2 FY06 was $0.05 per diluted share and is included in the reported GAAP EPS results.

Record New Business Signings BPO IT Outsourcing 234 17 Annualized Recurring Revenue $251 Million Commercial Government 198 53 Comments: Highest quarter in Company's history 11% growth versus record prior year quarter, 15% on a TTM basis Segment mix: 79% Commercial, 21% Government Service line mix: 93% BPO, 7% ITO Total contract value - $0.9B $234M $17M $198M $53M Slide #4

Quarterly Bookings ($ in millions) Slide #5 Note: The above amounts have been adjusted to exclude bookings from the Federal and WWS divestitures.

Areas of Focus Cost structure review Heightened focus on client "Best practices" in government business Expand global production Increasing shareholder value Slide #6

Share Repurchase - Dutch Auction Offer to purchase up to 55.5 million Class A common shares, or approximately 45% of outstanding total common shares Purchase of shares will be completed via a "Dutch" auction "Dutch" auction tender range - $56 to $63 per share Tender offer will be financed through new credit facilities led by Citigroup Directors and executive management not participating in this tender offer Slide #7

Lynn Blodgett Chief Operating Officer

Commercial Highlights Strong BPO signings with new and existing clients Continued ITO momentum Launching cost initiatives Consolidating facilities Rationalizing workforce Investing in project managers / subject matter experts Slide #8

Commercial Segment Results ($ in millions) Comments: Internal revenue growth: 18%, 7 percentage points sequential acceleration Operating income in the first quarter of FY06 includes $3M charge related to airline bankruptcies Operating income in the second quarter FY06 includes approximately $5M charge related to restructuring activities. Mellon integration progressing as planned Slide #9

Government Highlights M & A activity WWS divestiture Ascom transport revenue acquisition Pipeline is expanding State Healthcare momentum Over a dozen procurements in the next 12-18 months New Hampshire win North Carolina summary judgment in our favor Florida ruling in our favor Slide #10

Government Segment Results ($ in millions) Comments: Internal revenue growth: 1%; 2 percentage points sequential acceleration Q2 FY06 operating margins impacted by WWS gain, restructuring / impairments, additional sales staff, and Ascom transport revenue acquisition WWS revenue and operating income down sequentially: Revenue from $54 million to $47 million, and operating income declined $2 million sequentially. Slide #11 (1) - Operating income includes the gain on the WWS divestiture net of WWS charges ($26.5 million) and certain restructuring charges and impairments ($2.1 million)

Areas of Opportunity Sales pipeline in excess of $1.3 billion Areas of strength HR outsourcing F&A IT outsourcing Commercial healthcare Traditional back office BPO State healthcare Government customer care Government eligibility Federal healthcare Slide #12

Warren Edwards Chief Financial Officer

Income Statement ($ in million, except EPS amounts) Slide #13

Selected Balance Sheet Categories ($ in millions) Slide #14

Condensed Cash Flow ($ in millions) Slide #15 Note: See the non-GAAP supplemental schedules at the end of this presentation for a reconciliation and a discussion of the adjustments made to GAAP results. Differences in schedule due to rounding (1) Adjusted for comparative purposes to reflect $4 million of stock option excess tax benefit that as of July 1, 2005 is reflected as financing activity.

Guidance FY06 Guidance will be updated after the tender offer Items to consider: Divestiture, $205 million on TTM revenues YTD bookings exceed expectations Restructuring activity to accelerate cost advantages Further investments in subject-matter expertise, project management, and sales Impact of tender offer Slide #16

Summary Accelerating internal revenue growth Record new business bookings Record cash flow Improving Government business Divested welfare to workforce business no longer an issue Acquisition integrations on track Increased cost advantages resulting from restructuring activity Significant share repurchase plan Slide #17

People Making Technology Work Our style sets us a part

Supplemental Schedules Second Quarter Fiscal Year 2006 January 26, 2006
Supplemental Schedules Second Quarter Fiscal Year 2006 January 26, 2006

Supplemental Information We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor's benefit as a result of the particular transaction or event. Slide #S1

Non-GAAP Measures Use of Non-GAAP Financial Information The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non- GAAP financial measures and ratios, used in managing the Company's business, may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time including Free Cash Flow and internal revenue growth may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein and we will present in other information we publish that contains any of these non- GAAP financial measures a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States. Slide #S2

Non-GAAP Measures (cont.) Internal revenue growth- is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. At the date of acquisition, we identify the trailing twelve months of revenue of the acquired company as the "pre-acquisition revenue of acquired companies." Pre-acquisition revenue of the acquired companies is considered "acquired revenues" in our calculation, and revenues from the acquired company, either above or below that amount are components of "internal growth" in our calculation. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth. Revenues from divested operations are excluded from the internal revenue growth calculation in the periods following the effective date of the divestiture. Our measure of internal revenue growth may not be comparable to similarly titled measures of other companies. Free cash flow - is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. Slide #S3

Non-GAAP Measures (cont.) Adjusted Net Cash provided by Operating Activities and Adjusted Free Cash Flow - In the first quarter of fiscal year 2006, we adopted SFAS 123(R), which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in its financial statements. In periods ending prior to July 1, 2005, the excess tax benefits from the exercise of stock-based compensation awards was classified as net cash provided by operating activities pursuant to Emerging Issues Task Force Issue No. 00-15 "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." However, for periods ending after July 1, 2005, pursuant to SFAS 123(R), the excess tax benefits from exercises are required to be reported in net cash provided by financing activities. We have calculated the excess tax benefits that would have been attributable to exercises in these prior periods as if the provisions of SFAS 123(R) were effective for those periods, and have presented a reconciliation of our previously reported cash flows from operating activities and free cash flow to the adjusted amounts, giving effect of the excess tax benefits attributable to those periods. This presentation is provided to enable investors to analyze our cash flows on a comparable basis. Slide #S4

Non-GAAP Measures (cont.) Stock Option Expense - During the first quarter of fiscal year 2006, we adopted Statement of Financial Accounting Standards No. 123(R) ("SFAS 123(R)"), which requires companies to measure all employee stock- based compensation awards using a fair value method and recognize compensation costs in its financial statements. Our results of operations for the quarter and six months ended December 31, 2005 include the impact of the adoption of SFAS 123(R). Prior to July 1, 2005, we followed Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") in accounting for our stock-based compensation plans. Under APB 25, no compensation expense is recognized for our stock-based compensation plans since the exercise prices of awards under our plans were at the current market price of our stock on the date of grant. Had compensation cost for our stock-based compensation plans been determined based on the fair value at the grant date under those plans consistent with the fair value method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), our wages and benefits cost would have increased, and our operating income, operating margin, pretax profit, income taxes, net income and earnings per share would have been reduced. For certain historical periods prior to the adoption of SFAS 123(R), we have presented the impact of our previously reported proforma stock based compensation expense on our operating margins and diluted earnings per share, as if compensation cost had been recorded pursuant to the provisions of SFAS 123. This presentation is provided to enable investors to analyze our results of operations on a comparable basis, thereby enhancing a period to period comparison of results. Slide #S5

Revenue Growth - Quarter ($ in millions) Slide #S6

Slide #S7 Revenue Growth - YTD ($ in millions)

Slide #S8 Segment Results ($ in millions)

Slide #S9 Cash Flow Statement ($ in millions)

Stock Option Expense ($ in millions, except diluted EPS amounts) Slide #S10 2005 2005 2005 2005 2005 FY03 FY04 Q1 Q2 Q3 Q4 FY Stock option expense (before taxes) $25.5 $30.6 $8.2 $8.7 $8.6 $9.7 $35.2 Diluted EPS impact $0.11 $ 0.13 $ 0.04 $ 0.04 $ 0.04 $ 0.05 $0.16 % EPS Dilution 5.0% 4.9% 5.6% 5.5% 4.9% 5.7% 5.1% Operating margin impact 0.7% 0.8% 0.8% 0.9% 0.8% 0.8% 0.8% Note: Amounts above represent the impact of our previously reported proforma stock based compensation expense on our operating margins and diluted earnings per share, as if compensation cost had been recorded pursuant to the provisions of SFAS 123

Second Quarter Fiscal Year 2006 January 26, 2006